Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com
News Release
Echelon Reports First Quarter 2014 Results
SAN JOSE, Calif., May 8, 2014 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the first quarter ended March 31, 2014.

•	Q1 Revenues: $17.8 million

•	Q1 GAAP Net Loss: $4.0 million; GAAP Net Loss per Share: $0.09

•	Q1 Non-GAAP Net Loss: $3.1 million; Non-GAAP Net Loss per Share: $0.07
“Execution of our strategic initiatives remains our most significant priority as we position Echelon to meet the emerging demand for Industrial Internet of Things solutions,” said Ron Sege, Chairman and CEO of Echelon. “This quarter we announced new products, began expanding our distribution channels under new sales leadership, and achieved significant milestones towards grid awards in Eastern Europe. As we move forward, we believe we can help our customers take advantage of emerging IIoT applications, add value as the lighting market transitions to LEDs and position ourselves well for grid modernization awards in our target geographies. By aligning our investments with these opportunities, we are focused on returning value to our shareholders long term.”
Total revenues for the first quarter were $17.8 million, down from $25.2 million in the same period last year. Revenues from Echelon’s Grid business were $6.9 million for the first quarter, down from $13.4 million in the same period last year. Revenues from Echelon’s IIoT (Industrial Internet of Things) business were $10.9 million in the first quarter, down from $11.8 million a year ago, including $1.5 million of sales to Enel in the quarter compared with $1.9 million in the same period last year.
Total GAAP gross margins in the first quarter were 48.6% compared with 46.8% in the first quarter of 2013. Higher gross margins were largely driven by higher support revenue. Total operating expenses for the quarter declined to $12.5 million from $21.1 million in the same period last year as a result of the restructuring activities and Finmek related litigation charges last year.
GAAP net loss for the first quarter was $4.0 million, or $0.09 per share, compared with a net loss of $9.2 million, or $0.22 per share, in the same period last year. Non-GAAP net loss for the first quarter was $3.1 million, or $0.07 per share, compared with a non-GAAP net loss of $1.9 million, or $0.04 per share for the first quarter of 2013.

Business Outlook
Echelon offers the following guidance for the second quarter of 2014:

•	Total revenues are expected to be $15.0 million to $16.5 million, with Grid revenues accounting for approximately 35% and IIoT revenues accounting for 65%.

•	Non-GAAP gross margin is expected to be in a range of 45% to 47%.

•	Stock-based compensation expense is expected to be approximately $1 million.

•	Non-GAAP loss per share amounts are expected to range from $0.09 to $0.13, based on 43.3 million fully diluted weighted average shares outstanding.

•	GAAP loss per share is expected to be between $0.11 to $0.15.
For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 5:00 p.m. Eastern Time. To access the call, dial (888) 771-4371 or (847) 585-4405 outside the U.S and provide the confirmation number 37122208. An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information
Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to

Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

Echelon’s management uses certain non-GAAP financial information, namely operating results excluding restructuring charges, litigation charges, the impact of stock-based compensation charges made in accordance with ASC 718 (formerly SFAS 123R), as well as certain other non-routine charges, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

About Echelon Corporation
Echelon Corporation (NASDAQ: ELON), a foundational leader in the Industrial Internet of Things, delivers elements necessary to design, install, monitor and control industrial-strength 'communities of devices' within the lighting, building automation, grid, Internet of Things, 'maker' and other markets worldwide. Echelon develops and sells complete systems and subsystems for target applications, plus system-on-chips (SoCs), embedded software, and commissioning and management tools for OEMs. With more than 100 million Echelon-powered devices installed worldwide, the company helps its customers easily and safely migrate existing control systems to the most modern platforms, while bringing new devices and applications into an ever-growing global Industrial Internet. Echelon helps its customers reduce operational costs, enhance satisfaction and safety, grow revenues and perform better in both established and emerging markets. More information about Echelon can be found at http://www.echelon.com and at the company's blog at http://blog.echelon.com/.
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Echelon, the Echelon logo, and IzoT are trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Echelon advises caution in reliance on forward-looking statements.  Forward looking statements include, without limitation, those relating to the recovery of the smart grid markets, the potential success of the IzoT platform, the company’s opportunities for future growth and the Company’s guidance for the second quarter of 2014.  Actual results could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Such risks and uncertainties, include, but are not limited to, risks associated with the continued development and growth of markets for Echelon's products and services; failure to achieve revenue estimates, maintain expense controls or achieve gross margins targets; circumstances that may delay the time frame for achieving our business outlook; the risk that global economic conditions will affect our customers’ ability to receive regulatory or other approval or financing for system or sub-system-based deployments; the timely development of Echelon's products and services and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon's SEC filings.  The discussion of risk factors are detailed in the Company’s filings with the Securities and Exchange Commission, including reports on its most recently filed Form 10-K and Form 10-Q.  The financial information presented in this release reflects estimates based on information that is available to us at this time. Actual results, events and performance may differ materially. Echelon undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in Echelon's Annual Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contacts:
Annie Leschin
StreetSmart Investor Relations
+1 (415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$17,311	$14,648
Short-term investments	37,991	42,987
Accounts receivable, net	9,880	10,522
Inventories	5,618	6,445
Deferred cost of goods sold	1,600	1,649
Other current assets	2,199	2,040
Total current assets	74,599	78,291
Property and equipment, net	18,119	18,670
Other long-term assets	9,164	9,167
	$101,882	$106,128
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,290	$5,424
Accrued liabilities	5,552	7,395
Current portion of lease financing obligations	2,314	2,257
Deferred revenues	6,762	6,125
Total current liabilities	20,918	21,201
Long-term liabilities	16,257	16,950
Total stockholders’ equity	64,707	67,977
	$101,882	$106,128

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Product	$16,128	$24,250
Service	1,663	932
Total revenues	17,791	25,182
Cost of revenues:
Cost of product (1)	8,739	13,078
Cost of service (1)	405	328
Total cost of revenues	9,144	13,406
Gross profit	8,647	11,776
Operating expenses:
Product development (1)	5,073	6,744
Sales and marketing (1)	3,642	4,493
General and administrative (1)	3,770	3,886
Litigation charges	—	3,452
Restructuring charges	—	2,522
Total operating expenses	12,485	21,097
Loss from operations	(3,838)	(9,321)
Interest and other income, net	11	284
Interest expense on lease financing obligations	(288)	(321)
Loss before provision for income taxes	(4,115)	(9,358)
Income tax (benefit)/ expense	(25)	37
Net loss	$(4,090)	$(9,395)
Net loss attributable to noncontrolling interest	117	148
Net loss attributable to Echelon Corporation stockholders	(3,973)	(9,247)
Net loss per share:
Basic	$(0.09)	$(0.22)
Diluted	$(0.09)	$(0.22)
Shares used in computing net loss per share:
Basic	43,264	42,929
Diluted	43,264	42,929
(1) Amounts include stock-based compensation costs as follows:
Cost of product	108	143
Cost of service	27	15
Product development	343	542
Sales and marketing	89	308
General and administrative	316	375
Total stock-based compensation expenses	883	1,383

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended
	March 31,
	2014	2013
GAAP net loss	$(3,973)	$(9,247)
Stock-based compensation	883	1,383
Litigation charges	—	3,452
Restructuring charges	—	2,522
Total non-GAAP adjustments to earnings from operations	(3,090)	(1,890)
Income tax effect of reconciling items	—	—
Non-GAAP net loss	$(3,090)	$(1,890)
Non-GAAP net loss per share:
Diluted	$(0.07)	$(0.04)
Shares used in computing net loss per share:
Diluted	43,264	42,929

ECHELON CORPORATION
INFORMATION BY SEGMENTS
(In thousands, except per share amounts)
(Unaudited)
The following table summarizes financial information for each segment used by the CODM for the quarter ended March 31, 2014:

	Grid	IIoT	Shared/ Corporate	Stock Compensation expenses	Adjustments to reconcile to GAAP reported amounts	Company-wide total
Revenues	$6,867	$10,924	$—	$—	$—	$17,791
Segment gross profit [1]	1,909	6,873	—	(135)		8,647
Segment contribution	(2,104)	2,720	(3,454)	(883)	—	(3,721)
Corporate unallocated expenses
Interest and other income (expense), net					11	11
Interest expense on lease financing obligations					(288)	(288)
Income tax benefit					$25	$25
Net loss attributable to Echelon Corporation Stockholders						$(3,973)
1 Represents unallocated share based compensation expenses considered in GAAP results as part of cost of revenues, but excluded from segment gross profit calculation as presented to the CODM. This amount has been presented to reconcile the segment gross profit to total gross profit presented in the Condensed Consolidated Statement of Operations

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Cash flows provided by (used in) operating activities:
Net loss including noncontrolling interest	$(4,090)	$(9,395)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	923	1,058
Increase in allowance for doubtful accounts	33	11
Loss on disposal of fixed assets	3	3
Reduction of (increase in) accrued investment income	5	(6)
Stock-based compensation	883	1,383
Change in operating assets and liabilities:
Accounts receivable	609	609
Inventories	824	1,172
Deferred cost of goods sold	33	(117)
Other current assets	22	(514)
Accounts payable	605	(809)
Accrued liabilities	(1,912)	5,197
Deferred revenues	647	(297)
Deferred rent	(9)	(9)
Net cash used in operating activities	(1,424)	(1,714)

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(8,993)	(12,984)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	13,983	12,990
Change in other long‑term assets	3	6
Capital expenditures	(302)	(172)
Net cash provided by (used in) investing activities	4,691	(160)

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations	(541)	(503)
Proceeds from exercise of stock options	17	—
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(7)	(17)
Net cash used in financing activities	(531)	(520)

Effect of exchange rates on cash:	(73)	(392)
Net change in cash and cash equivalents	2,663	(2,786)
Cash and cash equivalents:
Beginning of period	14,648	18,876
End of period	$17,311	$16,090